UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

BEVERLY HILLS BANCORP INC.

DELAWARE	0-21845	93-1223879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23901 Calabasas Road, Suite 1050 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 223-8084

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2005, First Bank of Beverly Hills (the “Bank”), a wholly owned subsidiary of Beverly Hills Bancorp Inc. (“BHBC”), entered into a new Employment and Confidentiality Agreement with Joseph W. Kiley III, the Bank’s Chief Executive Officer and President. Pursuant to this agreement, Mr. Kiley will continue to serve as the Bank’s Chief Executive Officer and President for a new one-year term commencing on January 1, 2006. Either the Bank or Mr. Kiley may terminate the employment relationship under this agreement at any time, with or without reason, upon thirty days notice to the other.

Mr. Kiley will receive a base annual salary of $275,000, and will be eligible to receive a bonus for the year 2005 in the amount of $175,000, payable on or before March 15, 2006. In addition, Mr. Kiley will be eligible to receive a continuous service bonus in the amount of $75,000 if he remains employed by the Bank through June 30, 2006 or if the Bank terminates his employment prior to June 30, 2006. If Mr. Kiley terminates his employment prior to June 30, 2006, he will forfeit his eligibility to receive the continuous service bonus.

A copy of the Employment and Confidentiality Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

10.1	Employment and Confidentiality Agreement dated December 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005	BEVERLY HILLS BANCORP INC.
Registrant

/s/ Larry B. Faigin

Larry B. Faigin
CHIEF EXECUTIVE OFFICER

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment and Confidentiality Agreement dated December 21, 2005